UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2012

UNI CORE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 21, 2009, Uni Core Holdings Corporation (UCHC) entered into Investment Cooperation Agreement (Agreement) with the shareholders of Shaanxi Prosperous Agriculture Company Limited (Prosperous Agriculture) to acquire 51% equity of Prosperous Agriculture by two phrases and exchanged in total 11 millions of UCHC shares.

The first phrase of 21% equity of Prosperous Agriculture transferred to UCHC’s subsidiaries, IMOT Information Technology (Shenzhen) Limited (IMOTSZ), was approved by PRC authority on December 24, 2010. According to the term of the Agreement, UCHC had allotted 4 million shares to the parties below on January 18, 2011:

Name	No. of shares
Wang Fei	2,232,000
Wu Qiang	1,116,000
Zhao Jing Jing	372,000
China Equity Platform Holding Group Limited	160,000
Star Fair Ventures Corporation	120,000

The second phrase of 30% equity of Prosperous Agriculture transferred to UCHC’s subsidiaries, IMOT Information Technology (Shenzhen) Limited, was approved by PRC authority on December 1, 2011.

Auditors will start to evaluate the net assets value of 51% equity of Prosperous Agriculture in late of April 2012.

EXHIBITS
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2012	UNI CORE HOLDINGS CORPORATION

	By:	/s/ Thomas Lee
Thomas Lee
Chief Operating Officer